EXHIBIT 4


           THE TRAVELERS LIFE AND ANNUITY COMPANY o ONE TOWER SQUARE
                        o HARTFORD, CONNECTICUT o 06183

                                 A STOCK COMPANY



          We are pleased to provide You the benefits of this Variable Annuity Contract. Please read Your Contract and all attached forms carefully.


               IF YOU HAVE ANY QUESTIONS CONCERNING YOUR CONTRACT,
                      PLEASE CONTACT US AT 1-800-842-8573.

                         RIGHT TO EXAMINE THIS CONTRACT

          IF THIS CONTRACT IS RETURNED TO US AT OUR OFFICE OR TO OUR AGENT TO BE CANCELED WITHIN 10 DAYS AFTER ITS DELIVERY TO YOU, WE WILL PAY YOU THE CONTRACT VALUE DETERMINED AS OF THE NEXT VALUATION DATE AFTER WE RECEIVE THE WRITTEN REQUEST AT OUR OFFICE, PLUS ANY PREMIUM TAX OR CONTRACT CHARGES PAID. IF THIS CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY (IRA), AND IS RETURNED TO US AT OUR OFFICE OR TO OUR AGENT WITHIN 7 DAYS OF ITS DELIVERY TO YOU, WE WILL PAY YOU THE FULL AMOUNT OF ANY PREMIUM PAID, WITHOUT ADJUSTMENT FOR ANY PREMIUM TAX OR CONTRACT CHARGES PAID. IF THIS CONTRACT IS RETURNED DURING THE BALANCE OF THE RIGHT TO EXAMINE PERIOD, WE WILL PAY YOU THE CONTRACT VALUE AS STATED ABOVE. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.


          This Contract is issued in consideration of the Purchase Payments. It is subject to the terms and conditions stated on the attached pages, all of which are a part of it.


                        Executed at Hartford, Connecticut


                              /s/ George C. Kokulis
                                    President


   This is a legal Contract between You and Us. READ YOUR CONTRACT CAREFULLY.

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE

          ELECTIVE OPTIONS                           NON-PARTICIPATING



          ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE
          ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED
          DOLLAR AMOUNT.


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                                TABLE OF CONTENTS
                                -----------------


Right to Examine this Contract                                        Cover Page

Contract Specifications                                               Page 3

Definitions                                                           Page 5

Owner, Beneficiary and Annuitant Provisions                           Page 7

Purchase Payment and Valuation Provisions                             Page 9

Death Benefit Provisions                                              Page 11

Settlement Provisions                                                 Page  12

General Provisions                                                    Page 13

Annuity Tables                                                        Page 16





        Any Amendments, Riders or Endorsements follow the Annuity Tables.


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                             CONTRACT SPECIFICATIONS
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CONTRACT NUMBER            [SPECIMEN]

OWNER                      [JOHN DOE]

JOINT OWNER                N/A

ANNUITANT                  [JANE DOE]

CONTINGENT ANNUITANT       N/A

CONTRACT DATE              [10-01-02]

MATURITY DATE              [10-01-22]

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MINIMUM PURCHASE PAYMENT: $15,000
MINIMUM SUBSEQUENT PURCHASE PAYMENT: $500
MAXIMUM PURCHASE PAYMENT WITHOUT OUR APPROVAL: $1,000,000

SURRENDER CHARGES DEDUCTED ON WITHDRAWAL: 0%

CONTRACT FEE: $30.00 annually assessed on the fourth Friday of August.

     This fee will not be assessed under the following situations:

     a) if Your Contract Value is $40,000 or greater on the date the charge is assessed;

     b)   distribution of proceeds due to death; or

     c)   after an Annuity payout has begun.

TRANSFER CHARGE: $0

We reserve the right to assess a Transfer Charge of up to $10.00 on transfers exceeding 12 per year.

We will notify You In Writing at Your last known address at least 31 days prior to the imposition of any such Transfer Charge.

ASSUMED DAILY NET INVESTMENT FACTOR:

Upon annuitization, the Assumed Daily Net Investment Factor is 1.000081 for each Funding Option.

TERMINATION: We reserve the right to terminate this Contract when the Contract Value is less than $2,000 and no Purchase Payments have been made for two years.


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                             CONTRACT SPECIFICATIONS
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SEPARATE ACCOUNT: TLAC VARIABLE ANNUITY SEPARATE ACCOUNT 2002

FUNDING OPTIONS:














FUNDING OPTION DEDUCTIONS:

The Administrative Charge and the Mortality and Expense Risk Charge result in a daily deduction of .00005068 per Funding Option. When expressed on an annual basis, the daily deduction equals 1.80% per Funding Option.

    ADMINISTRATIVE CHARGE: .15% on an annual basis
    MORTALITY AND EXPENSE RISK CHARGE: 1.65% on an annual basis


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                                   DEFINITIONS
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ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of this Contract before Annuity payments begin.

AGE - age last birthday.

ANNUITANT - the person on whose life the Maturity Date and Annuity payments depend.

ANNUITY UNIT - an accounting unit of measure used to calculate the amount of Annuity Payments.

CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this Contract.

CONTRACT - a Contract which describes the benefits, rights and obligations of the Owner and Us.

CONTRACT DATE - the date on which the Contract is issued.

CONTRACT YEARS - twelve-month periods beginning with the Contract Date.

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract.

DUE PROOF OF DEATH - (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

FUNDING OPTIONS - the Underlying Funds available under the Separate Account for this Contract.

MATURITY DATE - the date on which the Annuity payments are to begin.

NONQUALIFIED CONTRACT - a Contract other than a Qualified Contract.

OUR OFFICE - the Home Office of The Travelers Life and Annuity Company or any other office which We may designate for the purpose of administering this Contract.

PREMIUM TAX - the amount of tax, if any, charged by a state or municipality. We will deduct any applicable Premium Tax from the Contract Value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENTS - payments of premium You make to Us under this Contract.

QUALIFIED CONTRACT - a Contract used in a retirement plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403, 408, 414(d), or 457 of the Code.

RECORDED - a Written Request is Recorded when the information is noted in Our file for this Contract.

SEPARATE ACCOUNT - the Separate Account indicated in the Contract Specifications which We established for this class of Contracts and certain other Contracts.

TERMINATION - discontinuance of this Contract by Us or by Your Written Request.


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UNDERLYING FUND - an open-end diversified management investment company or portfolio thereof, indicated in the Contract Specifications, which serves as a variable investment option under the Separate Account.

VALUATION DATE - a date on which a Funding Option is valued, which is every day the New York Stock Exchange is open for trading (except for when trading is restricted due to an emergency as defined by the Securities and Exchange Commission.)

VALUATION PERIOD - the period beginning at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date. Also referred to as the period between successive valuations.

WE, US, OUR - The Travelers Life and Annuity Company.

WRITTEN REQUEST - written information including requests for Contract changes sent to Us in a form and content satisfactory to Us and received at Our Office.

YOU, YOUR - the Owner, including a Joint Owner.


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                   OWNER, BENEFICIARY AND ANNUITANT PROVISIONS
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OWNER

This Contract belongs to the Owner shown in the Contract Specifications or to any person subsequently named in a Written Request of Transfer of Ownership as provided below. As Owner, You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this Contract provided You have not named an irrevocable Beneficiary and provided the Contract is not assigned.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the Owner. A payment direction is revocable by You at any time by Written Request giving 30 days' advance notice.

JOINT OWNER

Joint Owners may be named in a Written Request prior to the Contract Date. Joint Owners may independently exercise transfers between accounts. All other rights of ownership must be exercised by Joint action. Joint Owners own equal shares of any benefits accruing or payments made to them. All rights of a Joint Owner end at death if another Joint Owner survives. The entire interest of the deceased Joint Owner in this Contract will pass to the surviving Joint Owner.

If a Joint Owner dies before payment of an Annuity Option begins and is survived by the Annuitant, any surviving Joint Owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.


TRANSFER OF OWNERSHIP

You may transfer ownership by Written Request. You may not revoke any transfer after the effective date of such transfer. Once the Transfer of Ownership is Recorded by Us, it will take effect as of the date of Your Request, subject to any payments made or other actions taken by Us before the recording.


Unless provided otherwise, a Transfer of Ownership does not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A Transfer of Ownership may have adverse tax consequences to You as the former Owner; please consult Your tax advisor.

ASSIGNMENT

You may collaterally assign ownership, of all or a portion of this Contract by Written Request without the approval of any Beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any Assignment. Once the collateral Assignment is Recorded by Us, it will take effect as of the date of Your Written Request, subject to any payments made or other actions taken by Us before the Request is received.

If a claim is made based on an Assignment, We may require proof of interest of the claimant. A Recorded Assignment takes precedence over any rights of a Beneficiary. Any amounts due under a Recorded assignment will be paid in a single sum.

An Assignment may have adverse tax consequences to You; please consult Your tax advisor.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the Owner or Beneficiary under this Contract shall be subject to the claims of creditors or any legal process except as may be provided by an assignment.

BENEFICIARY

The Beneficiary is the party named in a Written Request. The Beneficiary has the right to receive any remaining Contractual benefits upon the death of the Annuitant, or under certain circumstances, upon the death of the Owner. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are Recorded with Us by Written Request prior to the death of the Annuitant.


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If a Joint Owner dies before payment of an Annuity Option begins and is survived by the Annuitant, any surviving Joint Owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

Unless an irrevocable Beneficiary has been named, You have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the Contract continues.

Once a change in Beneficiary is Recorded by Us, it will take effect as of the date of the Written Request, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by You, or if no Beneficiary is living when the Annuitant dies, the interest of any Beneficiary will pass:

     a)   if You are living, to You; or

     b) if You have died and there is a surviving Joint Owner, to the Joint Owner; or

     c) if You have died and there is not a Joint Owner surviving, to Your estate.

ANNUITANT

The Annuitant is the individual shown in the Contract Specifications on whose life Annuity payments are based. The Annuitant may not be changed after the Contract Date.

CONTINGENT ANNUITANT

You may name one individual as a Contingent Annuitant by Written Request prior to the Contract Date. A Contingent Annuitant may not be changed, deleted, or added to the Contract after the Contract Date. For purposes of this provision the Owner cannot be the Annuitant.

     If the Annuitant dies prior to the Maturity Date while this Contract is in effect and while the Contingent Annuitant is living:

     a)   the death benefit will not be payable upon the Annuitant's death; and

     b)   the Contingent Annuitant becomes the Annuitant; and

     c) all other rights and benefits provided by this Contract will continue in effect.

When a Contingent Annuitant becomes the Annuitant, the Maturity Date remains the same as previously in effect, unless otherwise provided.


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                    PURCHASE PAYMENT AND VALUATION PROVISIONS
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PURCHASE PAYMENT

PURCHASE PAYMENT

A Purchase Payment is any payment You make for this Contract and the benefits it provides. An initial lump sum Purchase Payment must be made to the Contract and is due and payable before the Contract becomes effective. Each Purchase Payment is payable as shown in the Contract Specifications to Us at Our Office or to one of Our authorized representatives. No Purchase Payment after the initial Purchase Payment is required to continue this Contract in force, except as provided in the Termination provision.

Net Purchase Payments are that part of Your Purchase Payments applied to the Contract Value. A net Purchase Payment is equal to the Purchase Payment less any applicable Premium Tax.

ALLOCATION OF PURCHASE PAYMENT

We will apply any net Purchase Payment to provide Accumulation Units of selected Funding Options of this Contract. The Purchase Payment will be applied within two business days following its receipt at Our Office. The net Purchase Payment will be allocated to the Funding Options in the proportion specified by You for this Contract. The available Underlying Funds to which Funding Option assets are allocated are shown in the Contract Specifications; Underlying Funds may be subsequently added or deleted.

FUNDING OPTION VALUATION

NUMBER OF ACCUMULATION UNITS

The number of Accumulation Units to be credited to each Funding Option once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment applied to that Funding Option by the then Accumulation Unit Value of that Funding Option.

ACCUMULATION UNIT VALUE

We determine the value of an Accumulation Unit in each Funding Option on each Valuation Date by multiplying the value on the preceding Valuation Date by the net investment factor for that Funding Option for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of a Funding Option from one Valuation Period to the next. The net investment factor for a Funding Option for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Funding Option's net investment rate for a Valuation Period is equal to the gross investment rate for that Funding Option, less the applicable Funding Option deduction for the Valuation Period.

All Funding Option deductions are shown in the Contract Specifications.

The gross investment rate of a Funding Option for a Valuation Period is equal to
(1) divided by (2):

   where (1) is:

     a)   investment income, plus

     b)   capital gains and losses, whether realized or unrealized, less

     c) a deduction for any tax levied against the Separate Account and its Underlying Funds;

   and (2) is the amount of the assets at the beginning of the Valuation
   Period.

The gross investment rate is based on the net asset value of the Underlying Fund and may be either positive or negative. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.


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TRANSFER BETWEEN FUNDING OPTIONS

You may transfer all or any part of the Contract Value from one Funding Option to any other Funding Option at any time up to 30 days before the due date of the first Annuity payment. We reserve the right to limit the number of transfers from one Funding Option to any other Funding Option. We will always allow at least one transfer in any six-month period.

Transfers between Funding Options will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Funding Option. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Funding Options involved as of the next Valuation Date after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer Charge stated in the Contract Specifications.

CONTRACT VALUES

CONTRACT VALUE

The Contract Value on any date equals the sum of the accumulated values in the Funding Options. The accumulated value in a Funding Option equals the number of outstanding Accumulation Units credited to that Funding Option, multiplied by the then current Accumulation Unit Value for that Funding Option.

CONTRACT FEE

A Contract Fee in the amount and for the period shown in the Contract Specifications will be deducted from the Contract Value to reimburse Us for administrative expenses relating to the Contract. The Contract Fee will be deducted by surrendering on a pro rata basis Accumulation Units from all Funding Options in which You have an interest.

We will deduct the charge on a pro rata basis if the Contract has been in effect for less than a full period on the date a Contract Fee is deducted. The Contract Fee will also be prorated upon full surrender or Termination of the Contract.

CASH SURRENDER VALUE

The Cash Surrender Value is equal to the Contract Value less any applicable charges, fees or taxes deducted upon surrender.

CASH SURRENDER

You may elect by Written Request to receive the Cash Surrender Value before the due date of the first Annuity payment and without the consent of any Beneficiary unless irrevocably named. In the case of a full surrender, this Contract will be canceled. A partial surrender will reduce Your Contract Value. If You have a balance in more than one Funding Option, Your Contract Value will be reduced from all Your Funding Options on a pro rata basis, unless You request otherwise.

The Cash Surrender Value will be determined as of the next Valuation Date following receipt of Your Written Request. We may delay payment of the Cash Surrender Value of the Funding Options for a period of not more than five business days after We receive Your Written Request.

CONTRACT CONTINUATION

Except as provided in the Termination provision, this Contract does not require continuing Purchase Payments and will automatically continue as a paid-up Contract during the lifetime of the Annuitant until the Maturity Date, or until it is surrendered.


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                            DEATH BENEFIT PROVISIONS
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DEATH OF ANNUITANT

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date unless there is a Contingent Annuitant. A death benefit is also payable under those Settlement Options, which provide for death benefits. We will pay the Beneficiary the death benefit, determined as of the Death Report Date, in a single sum or apply it to a Settlement Option. A Beneficiary may request that a death benefit payable under this Contract be applied to a Settlement Option subject to the provisions of this Contract and the current tax laws.

DEATH OF OWNER WITH ANNUITANT SURVIVING

If the Owner is not the Annuitant, and the Owner dies (including the first of Joint Owners) before the Maturity Date, We will recalculate the value of the death benefit proceeds under the provisions of Death Proceeds Prior To The Maturity Date below by replacing all references to "Annuitant" with "Owner." The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

If the Annuitant is age [75] or under on the Contract Date and dies before the Maturity Date, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below, less any applicable premium tax. If the Annuitant is greater than age [75] on the Contract Date and dies before the Maturity Date, the death benefit payable as of the Death Report Date will be the greater of a) or b) below, less any applicable premium tax.

     a)   the Contract Value;

     b)   the Adjusted Purchase Payment;

               Adjusted Purchase Payment:
               --------------------------

               The initial Adjusted Purchase Payment is equal to the initial Purchase Payment. Whenever any additional Purchase Payment(s) are made, the Adjusted Purchase Payment is increased by the amount of the Purchase Payment. Whenever a partial surrender is taken, the Adjusted Purchase Payment is reduced by a Partial Surrender Reduction as described below.

     c)   the Step-Up Value (if any, as described below)

               Step Up Value
               -------------

               The Step-Up Value will initially equal the Contract Value on the first Contract Date anniversary. On each subsequent Contract Date anniversary that occurs before the Annuitant's [80th] birthday and before the Annuitant's death, if the Contract Value is greater than the Step-Up Value, the Step-Up Value will be increased to equal the Contract Value on that date. If the Step-Up Value is greater than the Contract Value, the Step-Up Value will remain unchanged. Whenever a Purchase Payment is made, the Step-Up value will be increased by the amount of that Purchase Payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a Partial Surrender Reduction as described below. The only changes made to the Step-Up Value on or after the Annuitant's 80th birthday will be those related to additional Purchase Payments or partial surrenders as described above.

Partial Surrender Reduction
---------------------------

The Partial Surrender Reduction for (b) above is equal to 1) the Adjusted Purchase Payment in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Contract Value immediately prior to the partial surrender.

The Partial Surrender Reduction for (c) above is equal to 1) the Step Up Value in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Contract Value immediately prior to the partial surrender.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

INTEREST ON DEATH PROCEEDS

Any interest on death proceeds will be paid in accordance with rules in effect in Your state at the time of death.


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                              SETTLEMENT PROVISIONS
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MATURITY DATE

The Maturity Date is shown in the Contract Specifications. This is the date on which We will begin paying to You the first of a series of Annuity payments in accordance with an Annuity Option elected by You. Annuity payments will begin under this Contract on the Maturity Date unless the Contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the greater of when the Annuitant reaches Age 90 or ten years after the Contract Date.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, You may change the Maturity Date by Written Request to any time prior to the Annuitant's 90th birthday, or to a later date with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Contract to You in one lump sum or in accordance with an Annuity Option elected by You. While the Annuitant is alive, You may change Your Settlement Option election by Written Request, but only before the Maturity Date. We reserve the right to require satisfactory proof of the Age of any person on whose life Annuity payments are based before making the first payment under any Annuity Option.

During the Annuitant's lifetime, if no election has been made on the Maturity Date, We will pay You the first of a series of periodic Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

Once Annuity payments have commenced, no election changes are allowed.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless We consent to a lesser amount. If any periodic payments due are less than $100, We reserve the right to change the frequency to an interval resulting in a payment of at least $100.00 per year. We may make other arrangements that are equitable to the Annuitant.

ALLOCATION OF ANNUITY

At the time an election of one of the Annuity Options is made, the person electing the option may elect to have the Cash Surrender Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

If no election is made to the contrary, the value of a Funding Option will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Funding Option.

You may elect to transfer Contract Value from one Funding Option to another, as described in the provision Transfer Between Funding Options, in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments start, You may, with Our consent, change the allocation of Your values in each Funding Option.

VARIABLE ANNUITY

AMOUNT OF FIRST PAYMENT

The Life Annuity Tables are used to determine the first monthly Annuity payment. They show the dollar amount of the first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to a Variable Annuity will be the Cash Surrender Value as of 14 days before the date Annuity payments start.

ANNUITY UNIT VALUE

On any Valuation Date, the Annuity Unit Value for a Funding Option equals the Funding Option Annuity Unit Value on the preceding Valuation Date, multiplied by the net investment factor for that Funding Option for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown in the Contract Specifications. The Value of an Annuity Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.


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NUMBER OF ANNUITY UNITS

We determine the number of Annuity Units credited to this Contract in each Funding Option by dividing the first monthly Annuity payment attributable to that Funding Option by the Funding Option's Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS

The dollar amount of the second and subsequent payments may change from month to month. The amount of the Annuity payment for each Funding Option is found by multiplying the number of Annuity Units credited to the Contract for that Funding Option by the Annuity Unit Value for that Funding Option. The total amount of each Annuity Payment will be equal to the sum of the payments in each Funding Option.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The Life Annuity Tables are used to determine the monthly Annuity payment. They show the dollar amount of monthly Annuity payments which can be purchased with each $1,000 applied. The amount applied to a Fixed Annuity will be the Cash Surrender Value applicable to the Fixed Annuity as of the day Fixed Annuity payments begin. If it would produce a larger payment, the Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in Elections Of Settlement Options and Minimum Amounts, all or any part of the Cash Surrender Value of this Contract may be paid under one or more of the Annuity Options below. We may offer additional options.

OPTION 1. LIFE ANNUITY - NO REFUND

We will make periodic Annuity payments during the lifetime of the person on whose life the payments are based, ending with the last payment preceding death.

OPTION 2. LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED

We will make periodic Annuity payments during the lifetime of the person on whose life the payments are based. If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3. JOINT AND LAST SURVIVOR LIFE ANNUITY

We will make periodic Annuity payments during the Joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor. No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE

We will make periodic Annuity payments during the Joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make periodic Annuity payments to the primary payee in the same amount that would have been payable during the Joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, We will continue to make periodic Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee. No further payments will be made following the death of the survivor.

OPTION 5. PAYMENTS FOR A FIXED PERIOD

We will make periodic payments for the period selected.

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

CONTRACT

The entire Contract between You and Us consists of the Contract, together with the application, if a copy of such application is attached to the Contract when issued and any Amendments, Riders or Endorsements.

CONTRACT CHANGES

The only way this Contract may be changed is by a written Amendment, Rider, or Endorsement signed by one of Our officers.

INCONTESTABILITY

We will not contest this Contract from the Contract Date.

MISSTATEMENT

If this Contract is issued as a Nonqualified Contract, and the Annuitant's (or, if applicable, the Owner's) sex or date of birth was misstated, all benefits of the Contract are what the Purchase Payment(s) paid would have purchased at the correct sex and Age. Proof of the Annuitant's and Owner's Age may be filed at any time at Our Office.

If this Contract is issued as a Qualified Contract, and the Annuitant's date of birth was misstated, all benefits of the Contract are what the Purchase Payment(s) paid would have purchased at the correct Age. Proof of the Annuitant's Age may be filed at any time at Our Office.

SUBSTITUTION OF UNDERLYING FUNDS

If it is not possible to continue to offer an Underlying Fund, or in Our judgment becomes inappropriate for the purposes of this Contract, We may substitute another Underlying Fund without Your consent. Substitution may be made with respect to both existing investments and investment of future Purchase Payments. However, no such substitution will be made without notice to You and without prior approval of the Securities and Exchange Commission, to the extent required by law.

TERMINATION

We reserve the right to terminate this Contract on any Valuation Date as stated in the Contract Specifications. Termination will not occur until 31 days after We have mailed notice of Termination to You at Your last known address. If this Contract is terminated, We will pay You the Cash Surrender Value, if any.

REQUIRED REPORTS

We will furnish a report to the Owner as often as required by law, but at least once in each Contract Year before the due date of the first Annuity payment. The report will show the number of Accumulation Units credited to the Contract in each Funding Option and the corresponding Accumulation Unit Value as of the date of the report.

VOTING RIGHTS

If required by federal law, You may have the right to vote at the meetings of the shareholders of the Underlying Funds. If You have voting rights, We will send a notice to You telling You the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes You may exercise.

MORTALITY AND EXPENSES

Our actual mortality and expense experience will not affect the amount of any Annuity payments or any other values under this Contract.

NON-PARTICIPATING

This Contract does not share in Our surplus earnings, so You will receive no dividends under it.

TAXES BASED UPON PREMIUM OR VALUE

If there is a law or change in law assessing taxes against Us based upon the premium or value of this Contract, We reserve the right to charge You proportionately for that tax. This would include, but is not limited to, a tax based upon Our realized net capital gains in the Funding Options, on which We are not currently taxed.

CONFORMITY WITH STATE AND FEDERAL LAWS

This Contract is governed by the law of the state in which it is delivered. Any paid-up Annuity, Cash Surrender Value, or death benefits that are available under this Contract are not less than the minimum benefits required by the statutes of the state in which this Contract is delivered.

Upon receiving appropriate state approval, We may at any time make any changes, including retroactive changes, in this Contract to the extent that the change is required to meet the requirements of any law or regulation issued by a governmental agency to which We or You are subject.

EMERGENCY PROCEDURE

We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Funding Options is not reasonably practicable or it is not reasonably practicable to determine the value of the Funding Option's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this Contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNT AND FUNDING OPTIONS

We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Funding Options. That portion of the assets of a Separate Account or Funding Option equal to the reserves and other Contract liabilities with respect to such Separate Account or Funding Option shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this Contract will be conclusive.

REDUCTION OR ELIMINATION OF CONTRACT CHARGES

All charges and fees under the Contract may be reduced or eliminated when certain sales or administration of the Contract result in savings or reduction of expenses, and/or risks.

TRANSFERS TO OTHER CONTRACTS ISSUED BY US

Under specific conditions, We may allow You to transfer funds held by You in this Contract to another Contract issued by Us without incurring a Withdrawal Charge as shown in the Contract Specifications. Once the transfer is complete and We have established a new Contract at Your direction, new Withdrawal Charges may apply to the new Contract in accordance with the provisions of such Contract.

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.


MALE                        NUMBER OF MONTHLY PAYMENTS GUARANTEED
 AGE            NONE                 120                 180                240

 45             3.67                3.65                3.64               3.61
 46             3.72                3.70                3.68               3.65
 47             3.77                3.75                3.73               3.70
 48             3.82                3.80                3.78               3.74
 49             3.88                3.86                3.83               3.79
 50             3.94                3.92                3.89               3.84
 51             4.00                3.98                3.94               3.89
 52             4.07                4.04                4.00               3.95
 53             4.14                4.11                4.07               4.00
 54             4.21                4.18                4.13               4.06
 55             4.29                4.25                4.20               4.12
 56             4.37                4.33                4.27               4.18
 57             4.46                4.41                4.34               4.24
 58             4.55                4.49                4.42               4.30
 59             4.65                4.58                4.50               4.36
 60             4.75                4.68                4.58               4.43
 61             4.86                4.78                4.67               4.49
 62             4.98                4.88                4.75               4.56
 63             5.10                5.00                4.85               4.63
 64             5.24                5.11                4.94               4.69
 65             5.38                5.24                5.04               4.76
 66             5.54                5.36                5.13               4.83
 67             5.70                5.50                5.23               4.89
 68             5.87                5.64                5.34               4.95
 69             6.06                5.78                5.44               5.01
 70             6.26                5.93                5.54               5.07
 71             6.47                6.09                5.64               5.12
 72             6.69                6.24                5.74               5.17
 73             6.93                6.41                5.84               5.22
 74             7.18                6.58                5.94               5.26
 75             7.45                6.75                6.04               5.30


Dollar amounts of the monthly Annuity payments for the first and second options are based on the 1983 Individual Annuitant Mortality Table A, projected to the year 2015 using Projection Scale G, and a net investment rate of 3% per annum.

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.


FEMALE                       NUMBER OF MONTHLY PAYMENTS GUARANTEED
  AGE              NONE              120               180              240

  45               3.43             3.43              3.42              3.41
  46               3.47             3.47              3.46              3.45
  47               3.51             3.51              3.50              3.48
  48               3.55             3.55              3.54              3.52
  49               3.60             3.59              3.58              3.56
  50               3.65             3.64              3.63              3.61
  51               3.70             3.69              3.67              3.65
  52               3.75             3.74              3.72              3.70
  53               3.81             3.79              3.78              3.75
  54               3.86             3.85              3.83              3.80
  55               3.93             3.91              3.89              3.85
  56               3.99             3.97              3.95              3.91
  57               4.06             4.04              4.01              3.96
  58               4.13             4.11              4.08              4.02
  59               4.21             4.18              4.14              4.08
  60               4.29             4.26              4.22              4.15
  61               4.38             4.34              4.29              4.21
  62               4.47             4.43              4.37              4.28
  63               4.57             4.52              4.46              4.35
  64               4.67             4.62              4.54              4.42
  65               4.78             4.72              4.63              4.49
  66               4.90             4.83              4.73              4.56
  67               5.02             4.94              4.82              4.64
  68               5.16             5.07              4.93              4.71
  69               5.31             5.19              5.03              4.78
  70               5.46             5.33              5.14              4.86
  71               5.63             5.47              5.25              4.93
  72               5.81             5.62              5.36              5.00
  73               6.01             5.78              5.48              5.06
  74               6.22             5.95              5.59              5.12
  75               6.45             6.12              5.71              5.18


Dollar amounts of the monthly Annuity payments for the first and second options are based on the 1983 Individual Annuitant Mortality Table A, projected to the year 2015 using Projection Scale G, and a net investment rate of 3% per annum.

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                    OPTIONS 1, AND 2 - SINGLE LIFE ANNUITIES

                THIS TABLE WILL BE USED FOR QUALIFIED CONTRACTS.


UNISEX                      NUMBER OF MONTHLY PAYMENTS GUARANTEED
  AGE          NONE                 120                 180                 240

  45           3.55                3.54                3.53                3.51
  46           3.60                3.59                3.57                3.55
  47           3.64                3.63                3.62                3.60
  48           3.69                3.68                3.66                3.64
  49           3.74                3.73                3.71                3.68
  50           3.80                3.78                3.76                3.73
  51           3.85                3.84                3.81                3.78
  52           3.91                3.89                3.87                3.83
  53           3.97                3.95                3.92                3.88
  54           4.04                4.02                3.98                3.93
  55           4.11                4.08                4.05                3.99
  56           4.18                4.15                4.11                4.05
  57           4.26                4.23                4.18                4.11
  58           4.34                4.30                4.25                4.17
  59           4.43                4.39                4.33                4.23
  60           4.52                4.47                4.40                4.30
  61           4.62                4.56                4.49                4.36
  62           4.73                4.66                4.57                4.43
  63           4.84                4.76                4.66                4.50
  64           4.96                4.87                4.75                4.57
  65           5.08                4.98                4.84                4.63
  66           5.22                5.10                4.94                4.70
  67           5.36                5.23                5.04                4.77
  68           5.52                5.36                5.14                4.84
  69           5.68                5.49                5.24                4.91
  70           5.86                5.64                5.35                4.97
  71           6.05                5.79                5.46                5.03
  72           6.25                5.94                5.56                5.09
  73           6.47                6.10                5.67                5.15
  74           6.70                6.27                5.78                5.20
  75           6.95                6.45                5.88                5.25


Dollar amounts of the monthly Annuity payments for the first and second options are based on the 1983 Individual Annuitant Mortality Table A, projected to the year 2015 using Projection Scale G, and a net investment rate of 3% per annum.

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

              THESE TABLES WILL BE USED FOR NONQUALIFIED CONTRACTS.


                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY


MALE                                                           FEMALE AGE
 AGE               45              50              55              60               65              70              75

 45               3.25            3.34            3.42            3.49             3.54            3.58            3.61
 50               3.30            3.42            3.53            3.64             3.73            3.80            3.85
 55               3.34            3.48            3.64            3.78             3.92            4.04            4.13
 60               3.37            3.54            3.72            3.92             4.12            4.30            4.45
 65               3.39            3.58            3.79            4.04             4.30            4.57            4.82
 70               3.41            3.60            3.84            4.13             4.46            4.82            5.20
 75               3.42            3.62            3.87            4.19             4.58            5.04            5.55



                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                      REDUCED 50% ON DEATH OF PRIMARY PAYEE


          AGE OF PRIMARY MALE
          AND SECONDARY FEMALE                          DOLLAR AMOUNT

                   45                                        3.44
                   50                                        3.66
                   55                                        3.94
                   60                                        4.30
                   65                                        4.78
                   70                                        5.45
                   75                                        6.36


Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the 1983 Individual Annuitant Mortality Table A, projected to the year 2015 using Projection Scale G, and a net investment rate of 3% per annum.

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THESE TABLES WILL BE USED FOR QUALIFIED CONTRACTS.


                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY


UNISEX
  AGE               45              50              55              60               65              70              75

  45               3.26            3.33            3.39            3.44             3.48            3.50            3.52
  50               3.33            3.43            3.52            3.60             3.66            3.71            3.74
  55               3.39            3.52            3.65            3.77             3.87            3.95            4.01
  60               3.44            3.60            3.77            3.94             4.10            4.23            4.34
  65               3.48            3.66            3.87            4.10             4.33            4.54            4.72
  70               3.50            3.71            3.95            4.23             4.54            4.86            5.15
  75               3.52            3.74            4.01            4.34             4.72            5.15            5.60



                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                      REDUCED 50% ON DEATH OF PRIMARY PAYEE


             AGE OF PRIMARY
          AND SECONDARY UNISEX                          DOLLAR AMOUNT

                   45                                        3.40
                   50                                        3.60
                   55                                        3.87
                   60                                        4.21
                   65                                        4.68
                   70                                        5.31
                   75                                        6.20


Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the 1983 Individual Annuitant Mortality Table A, projected to the year 2015 using Projection Scale G, and a net investment rate of 3% per annum.

                                 ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED


                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD


        THIS TABLE WILL BE USED FOR NONQUALIFIED AND QUALIFIED CONTRACTS.


                        MONTHLY                                         MONTHLY
NUMBER OF               PAYMENT                  NUMBER OF              PAYMENT
  YEARS                 AMOUNT                     YEARS                AMOUNT


    5                    17.91                       18                  5.96
    6                    15.14                       19                  5.73
    7                    13.16                       20                  5.51
    8                    11.68                       21                  5.32
    9                    10.53                       22                  5.15
    10                    9.61                       23                  4.99
    11                    8.86                       24                  4.84
    12                    8.24                       25                  4.71
    13                    7.71                       26                  4.59
    14                    7.26                       27                  4.47
    15                    6.87                       28                  4.37
    16                    6.53                       29                  4.27
    17                    6.23                       30                  4.18


The dollar amounts of the monthly Annuity payments for the fifth option are based on a net investment rate of 3% per annum.

                  This page has been left intentionally blank.

                  This page has been left intentionally blank.

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE




ELECTIVE OPTIONS                                               NON-PARTICIPATING

                       ENHANCED STEPPED-UP PROVISION RIDER

THIS RIDER IS NOT AVAILABLE WHEN EITHER THE ANNUITANT OR OWNER IS AGE 76 OR OLDER ON THE RIDER EFFECTIVE DATE.

The Rider Effective Date is the date this rider is attached to and made a part of the contract. If You previously elected the Enhanced Stepped-Up Provision Rider, form TL-22320, the Rider Effective Date for this rider is the Contract Date and this rider replaces form TL-22320.

The DEATH PROCEEDS PRIOR TO MATURITY DATE section of the contract or any attached endorsement/rider is amended by adding the following language to the end of the section:

The total death benefit payable as of the Death Report Date will equal the death benefit described in the contract or any attached endorsement/rider plus the greater of zero or the following amount:

     If the Annuitant is younger than age 70 on the Rider Effective Date:
     --------------------------------------------------------------------

     40% of the lesser of

     1. 200% of: the Modified Purchase Payment(s) excluding Purchase Payment(s) that are both received after the first Rider Effective Date anniversary and within 12 months of the Death Report Date, or

     2. Your contract value minus the Modified Purchase Payment(s), calculated as of the Death Report Date.

     If the Annuitant is between the ages of 70 and 75 on the Rider Effective
     Date:
     ------------------------------------------------------------------------

     25% of the lesser of

     1. 200% of: the Modified Purchase Payment(s) excluding Purchase Payment(s) that are both received after the first Rider Effective Date anniversary and within 12 months of the Death Report Date, or

     2. Your contract value minus the Modified Purchase Payment(s), calculated as of the Death Report Date.

     Modified Purchase Payment(s)
     ----------------------------

     The initial Modified Purchase Payment is equal to the contract value as of the Rider Effective Date. Whenever a Purchase Payment is made after the Rider Effective Date, the Modified Purchase Payment(s) are increased by the amount of the Purchase Payment. Whenever a partial surrender is taken after the Rider Effective Date, the Modified Purchase Payment(s) are reduced by a Partial Surrender Reduction as described below.

     The Partial Surrender Reduction is equal to 1) the Modified Purchase Payment(s) in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by
     3) the contract value immediately prior to the partial surrender.

The annual Mortality and Expense charge of the contract is increased by 0.20% for election of this rider. This increase annual Mortality and Expense charge will result in an increase to the total funding option daily deduction of ..00000548. If election of an Enhanced Stepped-Up Provision Rider takes place on the Contract Date, these charges will also be shown on the Contract Specifications Page.

This Rider is to be read in conjunction with the Non-Qualified Annuity Spousal Continuation Rider, if applicable.


                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                             /s/ George C. Kokulis
                                    PRESIDENT

--------------------------------------------------------------------------------
                                BENEFICIARY RIDER
--------------------------------------------------------------------------------

This Rider is effective as of the date it is issued for attachment to Your Contract/Certificate (hereafter collectively referred to as Contract). The provisions in this Rider supercede any contrary provisions in Your Contract, except for Non-Qualified Annuity Spousal Continuation Rider provisions. This Rider is effective during the accumulation phase of the Contract and will not apply if We are paying a benefit under an annuity/income option. If Your contract is subject to the terms of a qualified plan, then the provisions of this Rider will apply only if such plan permits.

The definition of Death Report Date, if contained in the Contract is amended by deleting the definition and replacing it with the following:

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract, or 3) an election of Beneficiary Continuance as described in this Rider.

BENEFICIARY(S) CONTINUANCE

If Your death occurs prior to the commencement of annuity payments and the value of any Beneficiary's portion of the death benefit is at least $20,000 but less than $1,000,000 (amounts of $1,000,000 or more are subject to home office approval) as of Your date of death, such Beneficiary(s) may elect to continue his/her portion of the Contract subject to applicable distribution requirements under Internal Revenue Code, rather than have the death benefit paid to him/her. This election may not be allowed for non-natural beneficiaries. If Your spouse is the "designated beneficiary" as defined in Section 72(s) of the Internal Revenue Code, Your spouse can either elect Beneficiary Continuance subject to the terms under this rider, or he/she can elect to continue the contract as Owner as stated in other sections of Your Contract describing alternate options allowed under Section 72(s).

If Your Beneficiary(s) elects to continue the Contract, the death benefit will be calculated as of the date described in the death benefit section of Your Contract (hereafter referred to as the Calculation Date). If the Contract/Cash Value is less than the calculated death benefit amount, the initial Contract/Cash Value of the continued Contract will be equal to the death benefit amount. This amount is referred to as the Adjusted Contract Value. Any difference between the Contract/Cash Value on the Calculation Date and the Adjusted Contract Value will be allocated to the Investment Options in the same proportion as the allocations of the Contract prior to the Calculation Date.

If the Beneficiary(s) elects to continue the Contract, the Beneficiary(s) will be granted the same rights as the Owner had under the Contract, except the Beneficiary(s) cannot transfer ownership, take out a loan, nor make any new Purchase Payments to the Contract after the Calculation Date. The Beneficiary(s) may also name his/her own beneficiary (hereafter referred to as Succeeding Beneficiary). Additionally, the Beneficiary(s) has the right to take full or partial withdrawals at any time from the Contract after the Calculation Date without the imposition of any contingent deferred sales/withdrawal/surrender charge reflected in the Contract. All other Contract fees and charges applicable to the original Contract will apply to the continued Contract. All other benefits and features described in the Contract or in any Rider(s) or Endorsement(s) will be based on Your Beneficiary(s)'s age on the Calculation Date as if Your Beneficiary had purchased the Contract with the Adjusted Contract Value on the Calculation Date. However, if a Principal Protection Rider and/or Enhanced Stepped-Up Provision Rider is attached to the Contract, these riders and their associated charges will no longer be effective after the Calculation Date.

SUCCEEDING BENEFICIARY(S) CONTINUANCE

Prior to the commencement of annuity payments, if the Beneficiary(s) who continued the Contract dies, the death benefit will be calculated on the new Calculation Date associated with the Beneficiary(s)'s death. The Succeeding Beneficiary(s) may elect to either receive the death benefit or continue the Contract in the same manner as described above in the Beneficiary Continuance section with the following exceptions:

1. the entire Contract/Cash value of the newly continued Contract must be distributed to the Succeeding Beneficiary(s) over the life expectancy of the original deceased Beneficiary(s);

2.   the Succeeding Beneficiary(s) cannot name their own beneficiary(s);and

3. at the death of the Succeeding Beneficiary(s), the death benefit, if any, must be paid to the estate of the Succeeding Beneficiary(s). The death benefit will equal the Contract/Cash Value as of the new Calculation Date associated with the Succeeding Beneficiary(s)'s death. No further continuation of the Contract is allowed.

On or after the commencement of annuity payments, if the Beneficiary(s) who continued the Contract dies, we will pay the Succeeding Beneficiary(s) any benefits remaining under the annuity/income option then in effect.


                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                             /s/ George C. Kokulis
                                    PRESIDENT

                           SPOUSAL CONTINUATION RIDER

This Rider is effective as of the date it is issued for attachment to Your Contract/Certificate (hereinafter collectively referred to as "Contract"). The provisions in this Rider supercede any contrary provisions in Your Contract, but does not supercede the rights of any non-spousal Joint Owner. This Rider is effective during the accumulation phase of the Contract and will not apply if We are paying a benefit under a Settlement Option. If Your Contract is subject to the terms of a qualified plan, then the provisions of this Rider will apply only if such plan permits. The definition of Death Report Date if contained in the Contract is amended by deleting the definition and replacing it with the following:

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract, or 3) the election of spousal continuation as described in this Rider.

SPOUSE AS JOINT OWNER

If Your spouse is named as an Owner, and Your death occurs prior to the Maturity Date of the Contract, Your spouse may elect to continue the Contract as Contract Owner rather than have the death benefit paid to the Beneficiary. If You were the Annuitant and Your spouse elects to continue the Contract, Your spouse will be named the Annuitant as of the Death Report Date.

SPOUSE AS BENEFICIARY

If You are the sole Contract Owner and Your spouse is the sole Beneficiary, Your Spouse may elect to continue the Contract as Contract Owner. If You were the Annuitant and Your spouse elects to continue the Contract, Your spouse will be named the Annuitant as of the Death Report Date.


If Your spouse is named as one of multi-named beneficiaries, he/she can elect to assume the Contract in the same proportion as he/she was entitled as a beneficiary.

SPOUSAL CONTRACT CONTINUANCE

If Your spouse elects to continue the Contract as Contract Owner, the death benefit will be calculated as of the Death Report Date. If the Contract Value is less than the calculated death benefit amount, the Contract Value will be increased to equal the death benefit amount. This amount is referred to as the Adjusted Contract Value. Any difference between the Contract Value and the Adjusted Contract Value will be allocated to the Investment Options in the same proportion as the allocations of the Contract prior to the Death Report Date. Any remaining contingent deferred sales/withdrawal/surrender charge applicable to the premium(s) paid prior to the Death Report Date will be waived. Your spouse will be subject to applicable distribution requirements under the Internal Revenue Code.

New Purchase Payments made and credits (if any) applied to the Contract after the Death Report Date will be subject to the contingent deferred sales/withdrawal/surrender charge (if any) reflected in the Contract Specifications. All other Contract fees and charges applicable to the original Contract will also apply to the continued Contract.

All other benefits and features described in the Contract or in any Rider(s) or Endorsement(s) will be based on Your spouses' age on the Death Report Date as if Your spouse had purchased the Contract with the Adjusted Contract Value on the Death Report Date.

The provisions of this Rider will only be applied once to this Contract.


                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                             /s/ George C. Kokulis
                                    PRESIDENT

                 PLANNED DEATH BENEFIT SETTLEMENT OPTIONS RIDER

This rider is effective as of the date it is attached to Your contract. This rider supercedes any contrary provisions in Your contract and incorporates by reference the provisions of Your tax law qualification rider.

This rider amends the contract by adding the following new provision to the contract.

The Owner may elect that the Beneficiary(s) is to receive all or a portion of the death benefit proceeds, subject to Internal Revenue Code rules and regulations,

1. through an annuity for life or for a period that does not exceed the life expectancy of the Beneficiary, or

2. under the terms of the Beneficiary Rider, with the following exception: no surrenders will be allowed other than those payments designed to satisfy at least the required annual minimum distribution amounts or systematic withdrawal amounts if greater, according to your election.

Such election must be made in writing in a form acceptable to us and may only be revoked by the Owner in writing in a form acceptable to us. Upon death of the Owner, the Beneficiary cannot revoke or modify an election made by the Owner on how the death benefit proceeds are to be received.

If the Death Benefit at the time We receive Due Proof of Death is less than $2000, We will only pay a lump sum to the Beneficiary. If any periodic payments due are less than $100, We reserve the right to make annuity payments at less frequent intervals, resulting in a payment of at least $100 per year. If no Beneficiary is alive when death benefits become payable, payment will be made as provided in the contract.


                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                             /s/ George C. Kokulis
                                    PRESIDENT

                                   ENDORSEMENT

This endorsement is made part of the contract/certificate as of the date it is attached to the contract/certificate.

The section of the contract/certificate which discusses transfers between funds is amended by adding the following language:

We reserve the right to restrict transfers between funding options by any market timing firm or any other third party authorized to initiate transfers on behalf of multiple contract owners. We may, among other things, not accept: 1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one owner, or 2) the transfer or exchange instructions of individual owners who have executed pre-authorized transfer forms which are submitted by market timing firms or other third parties on behalf of more than one owner. We further reserve the right to limit transfers that we determine will disadvantage other contract owners.


                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                             /s/ George C. Kokulis
                                    PRESIDENT

--------------------------------------------------------------------------------
                            INHERITED CONTRACT RIDER
--------------------------------------------------------------------------------

This Rider is effective as of the date it is issued for attachment to Your Contract/Certificate (hereafter collectively referred to as Contract). The provisions in this Rider supercede any contrary provisions in Your Contract, including the Beneficiary Rider and the Spousal Continuation Rider, if applicable. This Rider amends the contract to allow a designated beneficiary to leave death proceeds in the accumulation phase of an annuity contract, rather than receiving those proceeds in a lump sum. The designated beneficiary is the person whose name follows the phrase "for the benefit of (fbo)" next to the OWNER designation on the Specifications page. The designated beneficiary must take at least the required minimum distributions calculated over his/her single life expectancy as required by the Internal Revenue Code Rules and Regulations. Surrender charges will not apply to required minimum distributions.

The designated beneficiary will be granted the same rights the Owner has under the Contract, except the designated beneficiary cannot transfer ownership, take a loan, nor make any new Purchase Payments to the Contract after the Contract Date. The designated beneficiary may also name his/her own Beneficiary(s) (hereafter referred to as succeeding beneficiary). All benefits and features described in the Contract or in any Riders(s) or Endorsement(s)will be based on the designated beneficiary's age.

DEATH OF DESIGNATED BENEFICIARY

Prior to the commencement of annuity payments, the succeeding beneficiary(s) may elect to either receive the death benefit or continue the Contract as described below.

The definition of Death Report Date, if contained in the Contract, is amended by deleting the definition and replacing it with the following:

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract, or 3) an election of succeeding beneficiary continuance as described in this Rider.

SUCCEEDING BENEFICIARY(S) CONTINUANCE

If the designated beneficiary dies before annuity payments begin and if the value of any succeeding beneficiary's portion of the death benefit is between $20,000 and $1,000,000 as of the designated beneficiary's date of death (amounts of $1,000,000 or more are subject to home office approval), the succeeding beneficiary(s) may elect to continue his/her portion of the Contract subject to applicable distribution requirements under Internal Revenue Code, rather than receiving the death benefit in a lump sum. This election may not be allowed for non-natural beneficiaries.

If the succeeding beneficiary(s) elects to continue the Contract, the death benefit will be calculated as of the date described in the death benefit section of the Contract (hereafter referred to as the Calculation Date). The initial Contract/Cash Value of the continued Contract (referred to hereafter as the Adjusted Contract Value) will equal the greater of the Contract/Cash Value or the calculated death benefit amount as of the Calculation Date. The Adjusted Contract Value will be allocated to the Investment Options in the same proportion as the allocations of the Contract prior to the Calculation Date. All benefits and features described in the Contract or in any rider(s)/endorsement(s) will be based on the succeeding beneficiary(s) age on the Calculation Date as if the succeeding beneficiary(s) had purchased the Contract with the Adjusted Contract Value on the Calculation Date.

The succeeding beneficiary will have all of the rights that the original designated beneficiary had with the following exceptions:

1. the entire Contract/Cash value of the newly continued Contract must be distributed to the succeeding beneficiary(s) over the remaining life expectancy of the original deceased designated beneficiary;

2.   the succeeding beneficiary(s) cannot name their own beneficiary(s);and

3. at the death of the succeeding beneficiary(s), the death benefit, if any, must be paid to the estate of the succeeding beneficiary(s). The death benefit will equal the Contract/Cash Value as of the Calculation Date associated with the succeeding beneficiary(s)'s death. No further continuation of the Contract is allowed.

4. Additionally, the succeeding beneficiary(s) has the right to take full or partial withdrawals at any time from the Contract after the Calculation Date without the imposition of any contingent deferred sales/withdrawal/surrender charge reflected in the Contract. All other Contract fees and charges applicable to the original Contract will apply to the continued Contract. However, if a Principal Protection Rider and/or Enhanced Stepped-Up Provision Rider is attached to the Contract, these riders and their associated charges will no longer be effective after the Calculation Date.

On or after the commencement of annuity payments, if the designated beneficiary dies, we will pay the succeeding beneficiary(s) any benefits remaining under the annuity/income option then in effect.


                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                             /s/ George C. Kokulis
                                    PRESIDENT